UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 29, 2020
USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 610-989-0340
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Director

On June 30, 2020, Patricia A. Oelrich resigned from her position as a director on the Board of Directors of USA Technologies, Inc. (the “Company”) effective the same day. Ms. Oelrich’s resignation was not the result of any disagreement between Ms. Oelrich and the Company on any matter relating to the Company’s operations, policies or practices.

Departure of Chief Financial Officer

On June 29, 2020, the Company terminated the employment of Michael Wasserfuhr, its former Chief Financial Officer.

(c) Appointment of Interim Chief Financial Officer

On June 29, 2020, the Company appointed Eugene C. Cavanaugh as the Company’s interim Chief Financial Officer, effective as of July 1, 2020. In connection with his appointment, Mr. Cavanaugh entered into an independent contractor agreement with the Company, dated as of June 29, 2020 (the “Cavanaugh Agreement”), which provides that Mr. Cavanaugh will be compensated with the following per month of his engagement: (i) $15,000 in cash, and (ii) 3,000 shares of Company common stock, in each case prorated for any partial month of service. The Cavanaugh Agreement will remain in effect until the Company appoints a permanent Chief Financial Officer (unless earlier terminated by either the Company or Mr. Cavanaugh). The Company has commenced a search for a permanent Chief Financial Officer.

Mr. Cavanaugh, 63, has over 30 years’ experience in corporate finance, treasury, as well as strategic planning, risk management and operations management, across multiple industries - from start-ups, to the Fortune 100. Most recently, he worked as a private investor and consultant, providing CFO level financial management and process improvement for portfolio companies of Triple Tree Capital Partners, an independent merchant bank in Minneapolis, and other independent companies. Previously, Mr. Cavanaugh was a member of the executive leadership team at UnitedHealth Group (UHG), a managed health care company, and was the CFO of its $3+ billion Uniprise business segment. There, he led the completion of the $1.6 billion MetraHealth acquisition integration, which included building a finance organization, creating a business unit balance sheet and management reporting process, improving internal controls, rationalizing legacy systems and reducing DSOs in the national account business. As part of his role as CFO, Mr. Cavanaugh was also Treasurer of UnitedHealthcare Insurance Co. of Connecticut, the primary insurance carrier for UHG’s non-HMO products nationally, and responsible for legal entity reporting and compliance, with Connecticut insurance regulations. Prior to joining UnitedHealth Group, Mr. Cavanaugh managed Arthur Andersen’s finance and accounting outsourcing practice in Metro Philadelphia. He is a graduate of Villanova University.

There is no arrangement or understanding between Mr. Cavanaugh and any other persons in connection with Mr. Cavanaugh’s appointment as interim Chief Financial Officer (other than the Cavanaugh Agreement), and Mr. Cavanaugh has no family relationship with any director or executive officer of the Company. Mr. Cavanaugh has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

The foregoing summary of the Cavanaugh Agreement does not purport to be complete and is qualified in its entirety by the full text of the Cavanaugh Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by this reference.

Item 7.01. Regulation FD Disclosure.

On July 6, 2020, the Company issued a press release announcing, among other things, the appointment of Mr. Cavanaugh as interim Chief Financial Officer and the departure of Mr. Wasserfuhr. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith.
The press release furnished pursuant to Item 7.01 of this Form 8-K (Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the press release shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Independent Contractor Agreement, dated as of June 29, 2020, by and between USA Technologies, Inc. and Eugene Cavanaugh.
99.1	Press release, dated July 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

By:	/s/ Sean Feeney
Sean Feeney
Chief Executive Officer

Dated: July 6, 2020